SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 11, 2001



                   CE Casecnan Water and Energy Company, Inc.

             (Exact name of registrant as specified in its charter)




                       Philippines 1-12995 Not Applicable
 ------------------------------------------------------------------------------
             (State or other jurisdiction (Commission (IRS Employer
               of incorporation) File Number) Identification No.)




24th Floor, 6750 Building, Ayala Avenue, Makati,
           Metro Manila Philippines                    Not Applicable
   (Address of principal executive offices)              (Zip Code)


       Registrant's telephone number, including area code: (632) 892-0276


                                       N/A
         (Former name or former address, if changed since last report.)

Item 5.  Other Events

CE Casecnan Water and Energy Company, Inc. ("CE Casecnan") announced that on December 11, 2001 it achieved commercial operation of the Casecnan combined irrigation and hydroelectric power generation project under the terms of the Project Agreement between CE Casecnan and the National Irrigation Administration ("NIA"). The achievement of Commercial operation commences the 20 year cooperation period under the NIA Project Agreement.

Certain information included in this report contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of the Registrants to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements including expectations regarding the future results of operations of Registrants. In connection with the safe harbor provisions of the Reform Act, the Registrants have identified important factors that could cause actual results to differ materially from such expectations, including development and construction uncertainty, operating uncertainty, acquisition uncertainty, uncertainties relating to uncertainties relating to economic and political conditions and uncertainties regarding the impact of regulations, changes in government policy, industry deregulation and competition. Reference is made to all of the Registrants' SEC Filings, incorporated herein by reference, for a description of such factors. The Registrants assume no responsibility to update forward-looking information contained herein.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   CE Casecnan Water and Energy Company, Inc.


Date:  December 13, 2001          By:    /s/ Douglas L. Anderson
                                         Douglas L. Anderson
                                         Senior Vice President/General Counsel